July 20, 2009

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Artcraft V, Inc.

File No. 000-5081

We have read the statements that we understand Artcraft V, Inc. will include under Item 4.01 of the Form 8-K, dated July 20, 2009. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Kabani & Company, Inc.